NEWS RELEASE October 29, 2026 FOR IMMEDIATE RELEASE Contact: Randall M. Chesler, CEO (406) 751-4722 Ron J. Copher, CFO (406) 751-7706 Glacier Bancorp Announces Approval of Share Repurchase Program KALISPELL, MONTANA - Glacier Bancorp, Inc. (the “Company”) (NYSE: GBCI) announced today that its Board of Directors approved a new stock repurchase program authorizing the Company to repurchase up to $200 million of its outstanding common stock through December 31, 2027. Repurchases of shares under the program may be made in the open market, in block trades, or in privately negotiated transactions, subject to requirements of applicable federal securities laws. The timing, frequency, and quantity of share repurchases will be at the discretion of the Company’s senior management. The approved repurchase program does not require that any minimum number of shares be repurchased. About Glacier Bancorp, Inc. Glacier Bancorp, Inc. is the parent company for Glacier Bank and its bank divisions: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Guaranty Bank & Trust (Mount Pleasant, TX), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), The Foothills Bank (Yuma, AZ), Valley Bank (Helena, MT), Western Security Bank (Billings, MT), and Wheatland Bank (Spokane, WA). Forward-Looking Statements This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "estimate," "anticipate," "expect," "will," and similar references to future periods. All statements other than statements of historical fact are forward-looking statements for purposes of this release. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward-looking statements due to many factors, including, without limitation, market and other conditions and other factors described in our other filings with the Securities and Exchange Commission (the "SEC") from time to time. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management's current estimates, projections, expectations and beliefs. The Company undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. For more information, see the risk factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. Visit the Company’s website at http://www.glacierbancorp.com